UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Exchange Act of 1934

February 5, 2014
Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE,
5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

          At the company’s 2014 annual meeting of shareholders on February 5, 2014, of the 90,956,899 total shares of common stock outstanding and entitled to vote, a total of 82,329,948 shares were represented, constituting a 90.5% quorum.  The final results for each of the matters submitted to a vote of our shareholders at the annual meeting are as follows:

Proposal No. 1:   All of the board’s nominees for director were elected by our shareholders to serve until the company’s 2015 annual meeting of shareholders or until their respective successors are elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Robert W. Best	64,696,413	1,236,728	120,896	16,275,911
Kim R. Cocklin	65,601,742	330,257	122,038	16,275,911
Richard W. Douglas	65,616,896	270,086	167,055	16,275,911
Ruben E. Esquivel	65,532,149	383,977	137,911	16,275,911
Richard K. Gordon	65,480,917	431,074	142,046	16,275,911
Robert C. Grable	65,679,521	237,174	137,342	16,275,911
Thomas C. Meredith	65,427,403	500,924	125,710	16,275,911
Nancy K. Quinn	65,718,803	204,542	130,692	16,275,911
Richard A. Sampson	65,677,804	241,402	134,831	16,275,911
Stephen R. Springer	65,418,648	494,376	141,013	16,275,911
Richard Ware II	60,397,551	5,523,956	132,530	16,275,911

Proposal No. 2:  The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2014 was ratified by our shareholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
80,843,835	1,324,299	161,814	-0-

Proposal No. 3:  Our shareholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal 2013, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
63,742,066	1,839,190	472,781	16,275,911

Item 8.01.  Other Events.

On February 5, 2014, the independent directors of the company’s board designated director Nancy K. Quinn, chair of the Audit Committee, as Lead Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 10, 2014	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President, General Counsel
and Corporate Secretary